EXHIBIT 10.65
                                                                   -------------
                                  AMENDMENT TO
                        STOCK PURCHASE AND LOAN AGREEMENT


         Reference is made to that certain Stock Purchase and Loan Agreement (the "Original Loan Agreement"), dated as of December 21, 1998 by and between ANNIE'S HOMEGROWN, INC. (the "Company"), a Delaware corporation and Andrew M. Martin ("Key Employee"). This Amendment to the Original Loan Agreement is made as of December 2, 1999 by and between the Company and Key Employee. Capitalized terms not defined in this Amendment shall have the meaning given to them in the Original Loan Agreement.

                                   BACKGROUND
                                   ----------

         A. Key Employee and the Company entered into the Original Loan Agreement to enable Key Employee to purchase one hundred and one thousand, nine hundred and fifty-nine (101,959) Shares at a price of $1.005 per Share pursuant to certain Options which previously were granted by the Company to Key Employee.

         B. Key Employee and the Company wish to amend the Original Loan Agreement as set forth herein.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing background and the mutual agreements of the parties set forth in this Amendment, the Company and Key Employee agree as follows:

          1. The Original Loan Agreement, as amended, is hereby further amended in Section 8.4(i) by striking "within 45 days of the termination date" and replacing it with "by January 1, 2000, unless the Company closes on a transaction with Homegrown Holdings Corp. on or before January 1, 2000, in which event Key Employee agrees to execute an Omnibus Secured Promissory
                  Note in the form attached providing for repayment of the [loan] quarterly over a five-year period, together with a Security Agreement and any other required documents or instruments."

         2. The Original Loan Agreement, as amended, is hereby further amended in Section 8.4(ii) by striking "for the price of $1.005 per share (plus accrued interest)" and replacing it with "at a price equal to the greater of (A) $1.50 per Share, and (B) the fair market value of shares of Common Stock determined with reference to any sale of stock by the Company to a third party that is completed on or prior to January 1, 2000."

         3. The Original Loan Agreement, as amended, is hereby further amended by striking Section 7 Pledge of Stock in its entirety.

         4. In all other respects, the Original Loan Agreement is hereby ratified and confirmed.

         5. This Amendment may be executed in counterparts, each of which will be considered an original and each of which will constitute one and the same document.



         IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

                                      ANNIE'S HOMEGROWN, INC.


                                      By:  /s/ Neil Raiff
                                           -----------------------------------
                                           Neil Raiff, Chief Financial Officer



                                      KEY EMPLOYEE:


                                      /s/ Andrew M. Martin
                                      ----------------------------------------
                                      Andrew M. Martin